Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Auxilium Pharmaceuticals of our report dated February 28, 2014, relating to the financial statements, and the effectiveness of internal control over financial reporting of Auxilium Pharmaceuticals Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 22, 2014